Exhibit 10.35

AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
AND
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is dated as of January 30, 2014, by and between Echo Therapeutics, Inc., having offices at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103 USA (“Echo”), on the one hand, and each of Medical Technologies Innovation Asia, Ltd. (“MTIA”) and Beijing Sino Tau Shang Pin Tech and Development Corp. (“BSTSPT” and, collectively with MTIA, the  “Investor”), each having offices at RM8, 17/F, Block B, Vigor Industrial Building, 14-20, Cheung Tat Road, Tsing Yi, Hong Kong, on the other hand.

PRELIMINARY STATEMENTS

A.           The parties previously entered into a Securities Purchase Agreement, dated December 10, 2013, relating to the purchase of securities by each of MTIA and BSTSPT from Echo (the “SPA”).

B.           MTIA and Echo previously entered into a License, Development and Commercialization Agreement, dated December 9, 2013, relating to the collaborative development and commercialization of Echo’s Symphony® CGM System in the licensed territory (the “License Agreement”).

C.           Echo did not receive payment from MTIA or BSTSPT for the securities under the SPA by the due date provided in the SPA and, on December 12, 2013, the parties agreed to extend the payment period until 5:00 P.M. on Monday, December 23, 2013.

D.           Echo did not receive payment from MTIA or BSTSPT for the securities under the SPA by the extended due date agreed upon (December 23, 2013) and, on December 24, 2013, the parties agreed to further extend the payment period for a portion of the securities until 5:00 P.M. on Friday, January 31, 2014 and that balance until 5:00 P.M. on March 10, 2014.

E.           MTIA and/or BSTSPT will pay Echo Five Hundred Thousand Dollars ($500,000) by 5:00 P.M. on January 31, 2014 for a corresponding portion of the Common Stock and warrants as set forth under the SPA and would like to further extend the payment time for the remaining portion of the securities to be purchased under the SPA.

F.           The Investor would like to reduce the size of the investment in MTIA, if necessary, so that the Investor shall not own more than 9.99% percent of the outstanding common stock of Echo following the Investor’s purchase of Echo’s securities contemplated by the SPA.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and the execution of the other agreements referenced above, the parties hereby agree as follows:

ARTICLE I – AMENDMENT TO
THE SECURITIES PURCHASE AGREEMENT

1.1           (a)           Amended Definitions.  Section 1.1 Defined Terms of the SPA is hereby amended by amending and restating in their entirety the following defined terms:

“Agreement:  shall mean the Securities Purchase Agreement, dated December 10, 2013, by and between Echo, MTIA and BSTSPT, as amended from time to time.”

(b)           New Definitions.  Section 1.1 Defined Terms of the SPA is hereby further amended to add the following additional defined terms:

“First Closing: shall mean the closing pertaining to the initial sale of securities by Echo to MTIA under this Agreement on January 31, 2014.”

“Second Closing: shall mean the closing pertaining to the sale of securities by Echo to MTIA under this Agreement on February 20, 2014.”

“Third Closing: shall mean the closing pertaining to the sale of securities by Echo to MTIA under this Agreement on March 10, 2014.”

1.2.           Issuance of Securities.  Section 2.2 of the SPA is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Investor’s representations set forth in this Agreement, at the First Closing, the Second Closing and the Third Closing, respectively, the Company shall sell and MTIA shall purchase the number of Securities set forth opposite MTIA’s name on Exhibit A, at the Purchase Price for such Securities.”

1.3.           Closing and Closing Dates.  Section 2.3 of the SPA is hereby amended and restated in its entirety to read as follows:

“The closing of the transactions contemplated by Section 2.2 (each, a “Closing”) shall take place at 5:00 P.M., New York City time, on the dates of the First Closing, the Second Closing and the Third Closing, respectively, or on such later date(s) as may be mutually agreed by the Company and MTIA (each, a “Closing Date”), at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540, or such other location as MTIA and the Company shall mutually select.”

1.4.           Investor Observer Right.  Section 5.2 of the SPA is hereby amended and restated in its entirety to read as follows:

“Following the completion of the Third Closing (assuming the prior completion of the First Closing and the Second Closing), subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market (including those relating to director independence), at the request of the Investor, the Company will allow one individual designated by the Investor (the “Investor Designee”) to attend meetings of the Board of Directors of the Company as an observer until the date of the 2015 annual meeting of stockholders.  Upon approval by the Company, the Investor Designee will receive notice of, and the right to participate in all Board meetings, subject to the Board of Directors’ right to exclude the Investor Designee from any matters deemed confidential and/or proprietary by the Board of Directors of the Company.”

1.5.           Standstill.  Section 5.3 of the SPA is hereby terminated, and shall be null and void.  As a result, Section 5.3 is hereby deleted in its entirety and replaced with the following:

“[Section intentionally omitted.]”

1.6           Schedule A – Schedule of Investors.  Schedule A – Schedule of Investors is hereby amended and restated in its entirety to read as set forth on the revised Schedule A attached hereto.

ARTICLE II – AMENDMENT TO
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

2.1           Defined Terms.  Section 1.1 Defined Terms of the License Agreement is hereby further amended to add the following additional defined terms:

“Commencement Date: shall mean the date of the completion of the Third Closing, assuming the prior completion of the First Closing and the Second Closing (as such terms are defined in the Securities Purchase Agreement, dated December 10, 2013 by and between Echo and MTIA, as amended).”

2.2           Commencement of the Project.  Section 2.1 Defined Terms of the SPA is hereby amended by amending and restating in their entirety the following defined terms:

“2.1           Commencement of the Project.  Commencement of the Project shall begin as of the Commencement Date and includes the research and development activities of MTIA under this Agreement with respect to the Product for the Licensed Territory and such other activities as necessary to implement the activities in the Work Plan.  The Parties shall, in good faith, after the Commencement Date agree upon and set forth: (i) an overview of the Project and attach such overview to this Agreement as Attachment 1; (ii) the Initial Work Plan, in substantially the form attached hereto as Attachment 2, and certain responsibilities of the Parties in accordance with the terms of this Agreement and attach the completed Initial Work Plan to this Agreement as Attachment 2; and (iii) a summary of certain projected timelines for the development of the Product and attach such summary to this Agreement as Attachment 3.”

2.3           Amendment of Sections 1.1.35, 1.1.79, 2.3, and 3.1.  Sections 1.1.35, 1.1.79, 2.3, and 3.1 of the License Agreement are hereby amended by deleting each occurrence of the phrase “Effective Date” and replacing each such occurrence with the phrase “Commencement Date”.

ARTICLE III – MISCELLANEOUS

3.1           Termination.  In addition to (and without limitation to) the termination rights set forth in the SPA and the License Agreement, Echo shall have the right to terminate each of the SPA and the License Agreement in their entirety in the event that MTIA does not timely make payment to Echo for the Securities in accordance with the terms and conditions of the SPA (as amended through the date hereof).

3.2.           Miscellaneous.

(a)           The provisions of 13.1 (Assignment), 13.2 (Compliance), 13.3 (Liability), 13.4 (Entire Agreement), 13.7 (Governing Law), 13.9 (Notices), 13.10 (Parties in Interest), 13.15 (Severability), 13.16 (Counterparts) of the License Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

(b)           Except as provided herein, the terms of the SPA and the License Agreement (as previously amended) shall remain in full force and effect.  The SPA and the License Agreement, as previously amended and amended hereby, embody the entire agreement and understanding between the parties with respect to the subject matter thereof and hereof and supersede all prior discussions, understandings and agreements concerning such subject matter. The SPA and the License Agreement, including all annexes, exhibits and schedules thereto, as amended previously and amended hereby, set forth the entire agreement between Parties with respect to the subject matter hereof and thereof and as such, supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement and License, Development and Commercialization Agreement to be executed as of the date first above written.

ECHO THERAPEUTICS, INC.

By: /s/ Robert F. Doman
Name: Robert F. Doman
Title: Executive Chairman & Interim CEO

By: Kimberly Burke
Name: Sr. Vice President & General Counsel
Title:

MEDICAL TECHNOLOGIES INNOVATION ASIA, LTD.

By: /s/ Bai Ge
Name: Bai Ge
Title: Managing Director

BEIJING SINO TAU SHANG PIN TECH AND DEVELOPMENT CORP.

By: /s/ Bai Ge
Name: Bai Ge
Title: President

SIGNATURE PAGE TO
AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
AND
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTOR(S)

INVESTOR NAME	CLOSING	SHARES OF STOCK	PURCHASE PRICE

Medical Technologies Innovation Asia, Ltd. (“MTIA”)	First Closing (January 31, 2014)	181,818 shares of Common Stock and 18,182 warrants	$500,000
MTIA	Second Closing (February 20, 2014)	436,364 shares of Common Stock and 43,636 warrants	$1,200,000
MTIA	Third Closing (March 10, 2014)	up to 1,200,000 shares of Common Stock and 120,000 warrants*	up to $3,300,000

*MTIA will purchase securities in the Third Closing to bring their ownership up to 9.99% of the outstanding capital stock of the Company on the date of the Third Closing.
ADDRESS
Medical Technologies Innovation Asia, Ltd. RM8, 17/F, Block B, Vigor Industrial Building, 14-20, Cheung Tat Road, Tsing Yi, Hong Kong Attn: Bai Ge, Managing Director